Airspan

PRESS RELEASE

Airspan Concludes Financing With Oak Investment Partners

$29 Million Gross Proceeds Upon Sale of Preferred Stock

BOCA RATON, Fla. – September 25, 2006 — Airspan Networks Inc (NASDAQ – AIRN) today announced that it has concluded its previously announced private placement of 200,690 shares of Series B Preferred Stock to Oak Investment Partners XI, Limited Partnership. Upon closing, the shares of Series B Preferred Stock were issued to Oak in exchange for $29 million in cash and Oak's transfer to the Company of 73,000 shares of the Company's Series A Preferred Stock, representing all of the issued and outstanding shares of Series A Preferred Stock. This private placement was approved by holders of a majority of Airspan's common stock that voted at the Special Meeting of Airspan's shareholders (excluding shares held by Oak and its affiliates).

In connection with this transaction, the Board of Directors of the Company appointed a new member, Mr. Bandel L. Carano, to the Company's Board of Directors. One of the conditions to the closing of the private placement was the appointment of a director designated by Oak to the Company's Board of Directors. Oak has designated Mr. Carano as its appointee to the Board.

Mr. Carano, who was a member of the Company's Board of Directors from January 1998 to February 2001, has been a general partner of Oak Investment Partners, a multi-stage venture capital firm, since 1987. Mr. Carano also serves on the Investment Advisory Board of the Stanford Engineering Venture Fund, the Board of Directors of Wireless Facilities, Inc., the Supervisory Board of Tele Atlas N.V. and the Board of Directors of numerous private companies, including Airgo Networks, nLight Photonics, Tensilica and Visto Corporation. Mr. Carano holds a B.S. and an M.S. in Electrical Engineering from Stanford University. The addition of Mr. Carano brings the Board's membership to nine.

Eric Stonestrom, Airspan's President and Chief Executive Officer, stated: "We are pleased to continue our relationship with Oak Investment Partners through this new investment. We are also encouraged by the general market conditions for WiMAX and our leadership position in terms of total units shipped, customer acquisition, and product pipeline."

Bandel Carano, a Managing Partner at Oak, commented: "We continue to be impressed with Airspan as a strong WiMAX investment opportunity. Airspan's WiMAX product line is field proven, and it is changing the last-mile paradigm of many customers now. Airspan's future product roadmap, which includes mobility, is even more exciting."

The Company will file a Form 8-K that contains additional information regarding the private placement and the terms of the Series B Preferred Stock.

About Airspan Networks Inc.

Airspan Networks provides fixed and mobile wireless voice and data systems and solutions, including Voice Over IP (VoIP). Its wireless products serve operators around the world in both licensed and unlicensed frequency bands between 700 MHz and 6 GHz, including both PCS and 3.5GHz international bands. Airspan has a strong wireless product roadmap that includes offerings compliant with the 802.11 a/b/g and the WiMAX 802.16-2004 standard, including software upgradeability to Mobile WiMAX (the 802.16e-2005 standard). Airspan is on the Board and is a founder member of the WiMAX Forum and a member of the Wi-Fi Alliance. The Company has deployments with more than 350 operators in more than 100 countries. Airspan's wireless systems are based on radio technology that delivers excellent area coverage, high security and resistance to fading. These systems can be deployed rapidly and cost effectively, providing an attractive alternative to traditional wired communications networks. Airspan's new AS.TONE VoIP system is a carrier class, turnkey solution that provides carriers with Class 4, Class 5 and IP-Centrex solutions and has a Softswitch and Gateways supporting SIP/H323 and SIP. AS.Tone's design provides customers, carriers, next-generation telcos, cellular providers and ITSP with a wide range of solutions with the best price/performance system for IP telephony. Airspan also offers radio planning, network installation, integration, training and support services to facilitate the deployment and operation of its systems. Airspan is headquartered in Boca Raton, Florida with its main operations center in Uxbridge, United Kingdom.

More information on Airspan can be found at http://www.airspan.com

About Oak Investment Partners

Oak Investment Partners is a multi-stage venture capital firm with a total of $8.4 billion in committed capital. The primary investment focus is on high growth opportunities in communications, information technology, internet new media, financial services information technology, healthcare services and consumer retail. Over a 28-year history, Oak has achieved a strong track record as a stage-independent investor funding more than 435 companies at key points in their lifecycle. Oak has been involved in the formation of companies, funded spinouts of operating divisions and technology assets, and provided growth equity to mid- and late-stage private businesses and to public companies through PIPE investments. Oak has helped innovators exploit new business opportunities and anticipate trends through long-term relationships that endure the changing economic landscape. Oak's accomplishments can be best recognized through the success of its companies and the ability to deliver consistent performance over time.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, may be deemed to be forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions or negative variations thereof are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Investors and others are therefore cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. These risk factors include, without limitation, (i) a slowdown of expenditures by communication service providers; (ii) increased competition from alternative communication systems; (iii) the failure of our existing or prospective customers to purchase products as projected; (iv) our inability to successfully implement cost reduction or containment programs; (v) the potential loss of Axtel or Yozan as one of our largest customers; (vi) disruption to our operations in Israel, including the absence of employees due to required

military service caused by political and military tensions in Israel and the Middle East; (vii) our potential inability to locate and secure additional sources of capital at the time and in the amount needed; and (viii) the risk that Yozan will materially delay or seek to cancel equipment orders. The Company is subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended 31 December, 2005 and its Form 10-Q for the quarters ended April 2, 2006 and July 2, 2006. You should read those factors as being applicable to all related forward-looking statements wherever they appear in this press release. We do not assume any obligation to update any forward-looking statements.

For Investment and Media Inquiries, contact:
Airspan Networks

Peter Aronstam
Senior Vice President & Chief Financial Officer
Airspan Networks, Inc.
Tel: +1 561 893-8682
Fax: +1 561 893-8681
Email: paronstam@airspan.com